                                                                   Exhibit 23(p)

               CODE OF ETHICS AND POLICY ON PERSONAL TRADING
                                     OF
                   INVESTORS CAPITAL FUNDS (THE "TRUST")
               EASTERN POINT ADVISORS, INC. (THE "ADVISOR")
                                    AND
        INVESTORS CAPITAL CORPORATION (THE "PRINCIPAL UNDERWRITER")

                             JANUARY 20, 2000
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SECTION 1.  STATEMENT OF GENERAL PRINCIPLES.

Rule 17j-1 under the Investment Company Act of 1940 (the "1940 Act") requires a registered investment company, its investment advisor and its principal underwriter to adopt written codes of ethics covering the securities activities of certain of their directors, trustees, officers, and employees. This Code of Ethics and Policy on Personal Trading (the "Code") is designed to ensure that those individuals who have access to information regarding the portfolio securities activities of Investors Capital Funds (the "Trust"), an investment company registered under the 1940 Act, do not use that information for their personal benefit or to the detriment of the Trust.

It is not the intention of this Code to prohibit personal securities activities by Access Persons (defined below), but rather to prescribe rules designed to prevent actual and apparent conflicts of interest. While it is not possible to address all possible situations in which conflicts may arise, this Code sets forth the policies of the Trust regarding conduct in those situations in which conflicts are most likely to develop.

In discharging his or her obligations under the Code, every Access Person should adhere to the following general fiduciary principles governing personal investment activities:

1. Every Access Person should at all times place the interests of the Trust's shareholders ahead of his or her own interests with respect to any decision relating to personal investments.

2. No Access Person should take inappropriate advantage of his or her position by using his or her knowledge of any transactions for the Trust to his or her personal profit or advantage.

Furthermore, it is expected that Access Persons will be sensitive to all areas of potential conflict, even if this Code does not address specifically an area of fiduciary responsibility.


SECTION 2.  DEFINITIONS.

(a)     "ACCESS PERSON" means:

        (i) any trustee, officer, general partner or Advisory Person (as defined below) of the Trust;

        (ii) any director, officer, general partner or Advisory Person of Eastern Point Advisors, Inc. (the "Advisor"); or

        (iii) any director, officer or general partner of Investors Capital Corporation (the "Principal Underwriter") of the Trust who, in the ordinary course of business, makes, participates in or obtains information regarding the purchase or sale of Covered Securities (as defined below) by the Trust for which the Principal Underwriter acts, or whose functions or duties in the ordinary course of business relate to the making of any recommendation to the Trust regarding the purchase or sale of Covered Securities.

(B)     "ADVISORY PERSON" means:

        (i) any employee of the Trust or the Advisor (or of any company in a control relationship to the Trust or the Advisor) who, in connection with his or her regular functions or duties, makes, participates in or obtains information regarding the purchase or sale of Covered Securities by the Trust, or whose functions relate to the making of any recommendations with respect to the purchases or sales; and

        (ii) any natural person in a control relationship to the Trust or Advisor who obtains information concerning recommendations made to the Trust with regard to the purchase or dale of Covered Securities by the Trust.

(c) A security is "BEING CONSIDERED FOR PURCHASE OR SALE" when a recommendation to purchase or sell a security has been made and communicated and, with respect to a person making a recommendation, when such person seriously considers making such a recommendation.

(D) "BENEFICIAL OWNERSHIP" shall be interpreted in the same manner as it would be in determining whether a person is subject to the provisions of
        Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, with the exception that the determination of direct or indirect beneficial ownership shall apply to all securities which an Access Person has or acquires. It includes securities held by another person if, by reason of any contract, arrangement, understanding, relationship or otherwise, the Access Person can share in any profit from the securities held by the other person, including securities held by a family member sharing the same household, by a partnership, corporation, or other entity controlled by the Access Person, or by a trust of which the Access Person is a trustee, beneficiary or settlor.

(E) "COMPLIANCE OFFICER" means the person or persons from time to time identified by the Trust, the Advisor or Principal Underwriter, as applicable, to receive reports hereunder and otherwise to oversee the implementation and administration of this Code of Ethics.

(F) "CONTROL" means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position, as further defined in Section 2(a)(9) of the 1940 Act.

(G) "COVERED SECURITY" means a security as defined in section 2(a)(36) of the 1940 Act, including options, warrants, futures contracts and options on futures contracts and any security that is exchangeable for or convertible into a security, except that it does not include:

        (i)     Direct obligations of the U.S. Government;

        (ii) Bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; and

        (iii) Shares issued by open-end investment companies registered under the 1940 Act (mutual funds).

(H) "DISINTERESTED TRUSTEE" means a Trustee of the Trust who is not an "interested person" of the Trust with the meaning of Section 2(a)(19) of the 1940 Act.

(I) "INITIAL PUBLIC OFFERING" OR "IPO" means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934.

(J) "LIMITED OFFERING" means an offering that is exempt from registration under the Securities Act of 1933 pursuant to Sections 4(2) or 4(6) or pursuant to Rules 504, 505 or 506 under the Securities Act of 1933.

(K) "PURCHASE OR SALE OF A COVERED SECURITY" includes, among other things, transactions in options to the writing of an option to purchase or sell a Covered Security.

(L)     "SECURITY HELD OR TO BE ACQUIRED" by the Trust means:

        (i)     Any Covered Security which, within the most recent 15 days:
                (A)     Is or has been held by the Trust; or
                (B) Is being or has been considered by the Trust or the Advisor for purchase by the Trust; and
        (ii) Any option to purchase or sell, and any security convertible into or exchangeable for, a Covered Security.

SECTION 3.  TRADING PRACTICES.

(a) General. It shall be a violation of this Code for an Access Person of the Trust, in connection with the purchase or sale, directly or indirectly, by such person of a security held or to be acquired by the
        Trust:
        (i)     to employ any device, scheme or artifice to defraud the Trust;
        (ii) to make to the Trust any untrue statement of a material fact or omit to state to the Trust a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;
        (iii) to engage in any act, practice or course of business which operates or would operate as a fraud or deceit upon the Trust; or
        (iv) to engage in any manipulative practice with respect to the Trust.

(b) Initial Public Offerings ("IPOs") and Limited Offerings. Advisory Persons of the Trust or the Advisor must obtain approval from the Trust or the Advisor before directly or indirectly acquiring beneficial ownership in any securities in an IPO or limited offering. In determining whether to grant such approval, the Trust or the Advisor shall consider whether such acquisition results from, results in, is likely to result in, or creates the appearance of, a conflict of interests between the Advisory Person and the Trust.

(c) Services as a Director. Advisory Persons may not serve on the boards of directors of publicly traded companies other than the Trust, unless (i) the individual serving as a director has received prior authorization based upon a determination that the board service would not be inconsistent with the interests of the Trust and (ii) policies and procedures have been developed that are designed to isolate the individual from those making investment decisions concerning the company in which he or she is a board member.


SECTION 4.  TRADES IN SHARES OF THE TRUST.

All purchases and sales of shares of the Trust that are not part of a systematic or periodic purchase or sale program should be placed by 1:00 p.m. Eastern Standard Time each day, and like all securities transactions, should not be made when in possession of material, non-public information.

SECTION 5.  REPORTING.

(a) Initial Holdings Report. No later than 10 days after a person becomes an Access Person, that person (except as described in Section 6 below) shall report to the Compliance Officer the following information; provided, however, that an Access Person shall not be required to make a report with respect to transactions effected for any account over which such person does not have any direct or indirect influence or control:
        (i) the title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership when the person became an Access Person;
        (ii) the name of any broker, dealer or bank with whom the Access Person maintained an account in which any securities were held for the direct or indirect benefit of the Access Person as of the date the person became an Access Person; and
        (iii)   the date that the report is submitted by the Access Person.

(b) Quarterly Transaction Reports. No later than 10 days after the end of a calendar quarter, each Access Person, except as described in Section 6 below, shall report to the Compliance Officer the following information with respect to transactions in any Covered Security in which such Access Person had any direct or indirect beneficial ownership; provided, however, that an Access Person shall not be required to make a report with respect to transactions effected for any account over which such person does not have any direct or indirect influence or control:
        (i) the date of the transaction, the title, interest rate and maturity date (if applicable),
        (ii) number of shares and principal amount of each Covered Security involved; the nature of the transaction (i.e., purchase, sale, or any other type of acquisition or disposition);
        (iii) the price of the Covered Security at which the transaction was effected
        (iv) the name of the broker, dealer or bank with or through whom the transaction was effected; and
        (v)     the date the report was submitted by the Access Person.

(c) With respect to any account established by the Access Person in which any securities were held during the quarter for the direct or indirect benefit of the Access Person:
        (i) the name of the broker, dealer or bank with whom the Access Person established the account;
        (ii)    the date the account was established; and
        (iii)   the dated that the report is submitted by the Access Person.

(d) Annual Holdings Reports. Annually, each Access Person must submit the following information (which information must be current as of a date no more than 30 days before the report is submitted):
        (i) the title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership;
        (ii) the name of any broker, dealer or bank with whom the Access Person maintains an account in which any securities are held for the direct or indirect benefit of the Access Person; and
        (iii)   the date that the report is submitted by the Access Person.

(e) In lieu of filing quarterly transaction reports, copies of confirmations and periodic (monthly/quarterly) brokerage account statements may be filed.

(f) For periods in which no reportable transactions were effected, the quarterly transaction report shall contain a representation that no transactions subject to the reporting requirements were effected during the quarter. A "no transaction" report is not necessary if arrangements have been made to have duplicate confirmations and periodic statements sent.

SECTION 6. EXCEPTIONS TO REPORTING REQUIREMENTS.

(a)     A Disinterested Trustee of the Trust need not make:
        (i)     an Initial Holdings Report under Section 5(a);
        (ii) a Quarterly Transaction Report under Section 5(b), unless the Trustee at the time of the transaction knew or, in the ordinary course of fulfilling his official duties as a trustee of the Trust, should have known that, during the 15-day period immediately preceding or immediately following the date of the transaction by the Trustee, such Security was purchased or sold by the Trust or was being considered by the Trust or its investment advisor for purchase or sale by the Trust; or
        (iii)   an Annual Holdings Report under Section 5(d).

(b) Although a Disinterested Trustee is generally exempt from the reporting requirements of this Code, such Trustee may voluntarily file a report representing that he or she did not engage in any securities transactions which, to his or her knowledge, involved Covered Securities that were being purchased or sold or considered for purchase or sale by the Trust during the 15-day period preceding or after the date(s) of any transaction(s) by such Trustee. The failure to file such a report, however, shall not be considered a violation of this Code.

(c) Pursuant to Rule 17j-1(c)(3)(iv) under the 1940 Act, no report need be made by Access Persons who make reports to the Advisor, pursuant to Rule 204-2(a)(12) under the Investment Advisers Act of 1940.

(d) Trustees are not required to report transactions in securities that are not eligible for purchase or sale by the Trust.

(e) With respect to those transactions executed through a broker, an Access Person may fulfill his or her reporting requirement by directing the broker(s) to transmit to the Compliance Officer, a duplicate of confirmations of such transactions. The duplicate confirmations should be addressed "Personal and Confidential."

SECTION 7.  DUTIES OF THE COMPLIANCE OFFICER.

(a) The Compliance Officer shall identify each Access Person and notify each person who is an Access Person that such person is subject to this Code of Ethics, including the reporting requirements, and shall deliver a copy of the Code to each such person.

(b) The Compliance Officer shall review all reports of personal securities transactions submitted by each Access Person to determine whether there may have been any transactions proscribed by this Code. In such event, the Compliance Officer shall submit such report to the Board of Trustees at its next meeting following receipt of the report by the Compliance Officer. A written memorandum of any such finding, along with any procedures or sanctions imposed in response to material violations of the Code, shall also be submitted to the Board of Trustees and filed with any such reports submitted pursuant to this Code.

(c) No person shall review his or her own reports. Before making any determination that a non-compliant transaction may have been made by any person, the Compliance Officer shall give such person an opportunity to supply additional explanatory material. If a securities transaction of the Compliance Officer is under consideration, the Alternative Compliance Officer shall act in all respects in the manner prescribed herein for the designated Compliance Officer.

(d) The Compliance Officer shall maintain a current list of all Access Persons and shall institute procedures to ensure that all reporting Access Persons have submitted reports, confirmations or statements in a timely manner. The Compliance Officer may delegate the compilation of this information to appropriate persons.

(e) The Compliance Officer shall maintain at the Trust's principal place of business in an easily accessible place, unless otherwise indicated, the following records:
        (i)     a copy of this Code and any other code of ethics which at any time within the last five years has been in effect;
        (ii)    a list of all Access Persons who are, or within the past five years have been, required to make reports and the Compliance Officers responsible for reviewing these reports;
        (iii) a copy of each report made by an Access Person, including any information provided in lieu of the reports, and a copy of any written memoranda prepared by the Compliance Officer in connection therewith, for a period of not less than five years from the end of the fiscal year in which it was made, the first two years in an easily accessible place;
        (iv) a record of any violation of this Code and of any action taken as a result of such violation must be maintained for a period of not less than five years from the end of the fiscal year in which it was made;
        (v) a copy of (i) each report made to the Board of Trustees, including any written report describing any material violations of the Code or procedures or sanctions imposed in response to material violations and (ii) any documents certifying that the Trust, the Advisor or Principal Underwriter, as applicable, each had adopted procedures reasonably necessary to prevent Access Persons from violating the Code must be maintained for a period of not less than five years from the end of the fiscal year in which it was made, the first two years in an easily accessible place; and
        (vi) a record of any decision, and the reasons supporting the decision, to approve the acquisition by an Advisory Persons of securities under Section 3(b) for at least five years after the end of the fiscal year in which the approval is granted.

SECTION 8. CONFIDENTIAL STATUS OF THE TRUST'S PORTFOLIO.

(a) The current portfolio positions of the Trust and current portfolio transactions, programs and studies must be kept confidential.

(b) If information regarding the Trust's portfolios should become known to any Access Person, whether in the line of duty or otherwise, he or she should not reveal it to anyone unless it is properly part of his or her work to do so.

(c) No Access Person shall purchase or sell a security on behalf of the Trust or himself while in possession of material non-public information, nor shall any Access Person communicate material non-public information to another person.

(d) When providing information or responding to inquiries regarding the Trust's activities, Access Persons shall maintain the confidentiality of the foregoing and any other confidential information.

SECTION 9. SANCTIONS.

(a) If the Compliance Officer determines that non-compliance with this Code has or may have occurred, he or she shall, following consultation with counsel, submit a written determination, together with the transaction report, if any, and any additional explanatory material provided by the individual, to the Trustees who shall, following consultation with counsel, make an independent determination of whether a violation has occurred.

(b) The Trustees may impose such sanctions as they deem appropriate, including a letter of censure, suspension, termination of employment and/or disgorging of any profits made. Any profits subject to disgorgement will be given to a charity selected by the Trustees or under the Trustees' direction.

SECTION 10. CONFIDENTIALITY OF SECURITIES TRANSACTIONS REPORTS.

All personal securities transactions reports disclosing personal securities holdings, and any other information filed pursuant to this Code, shall be treated as confidential, but are subject to review as provided herein and by representatives of the Securities and Exchange Commission.

SECTION 11. ANNUAL REVIEW OF CODE OF ETHICS.

(a) The Board of Trustees of the Trust, including a majority of the disinterested Trustees, must approve the Code of Ethics of the Trust, Advisor and Principal Underwriter of the Trust and any material changes to the Code. The Board must base its approval of the Code and any material changes to the Code on the determination that the Code contains provisions reasonably necessary to prevent Access Persons from engaging in any unlawful actions enumerated under Section 3(a). Before approving the Code of the Trust, Advisor or Principal Underwriter or any amendment to the Code, the Board of Trustees must receive a certification from the Trust, Advisor and Principal Underwriter that they have adopted procedures reasonably necessary to prevent Access Persons from violating the Code.

        The Trust's Board must approve the Code of the Trust's investment advisor(s) and principal underwriter before initially retaining the services of the investment advisor or principal underwriter. The Trust's Board must approve a material change to a Code no later than six months after adoption of the material change.

(b) Access Persons are required to certify annually that they have complied with the requirements of the Code and have disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the requirements of the Code.

SECTION 12. MAINTENANCE OF RECORDS.

The Compliance Officer shall maintain a copy of this Code and any reports hereunder in the manner and for the time period required by Rule 17j-1 under the 1940 Act.

I have read and understood this Code, have complied with the requirements of this Code and have disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the requirements of this Code.

Signature___________________________________   Date _______________________ 2000


Print Name__________________________________

     List of Access Persons of Investors Capital Funds, Eastern Point
             Advisors, Inc. and Investors Capital Corporation

                                                                       Exhibit A

                             INVESTORS CAPITAL FUNDS
                          EASTERN POINT ADVISORS, INC.
                                       AND
                          INVESTORS CAPITAL CORPORATION

                     PERSONAL SECURITIES TRANSACTIONS REPORT
                       CALENDAR QUARTER ENDED ___/___/___
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During the calendar quarter referred to above, the following transactions were effected in securities of which I had, or by reason of such transaction acquired, direct or indirect beneficial ownership, and which are required to be reported pursuant to the Trust's Code of Ethics.

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                               NUMBER                NATURE OF
                                 OF                 TRANSACTION
                               SHARES               (PURCHASE,          BROKER/DEALER OR
                     DATE OF     OF      PRINCIPAL     SALE,              BANK THROUGH
 NAME OF SECURITY  TRANSACTION SECURITY   AMOUNT      OTHER)    PRICE     WHOM EFFECTED
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

During the quarter, I established accounts of securities held for my direct or indirect benefit at the banks/brokers/dealers below:

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NAME OF BANK/BROKER/DEALER                                      DATE ACCOUNT ESTABLISHED
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

This report (i) excludes transactions with respect to which I had no direct or indirect influence or control and (ii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

Date:______________        Signature:___________________________________________


                           Print Name:__________________________________________

                                                                       Exhibit B
                             INVESTORS CAPITAL FUNDS
                          EASTERN POINT ADVISORS, INC.
                                       AND
                          INVESTORS CAPITAL CORPORATION

                     PERSONAL SECURITIES TRANSACTIONS REPORT

                                        _
                     PLEASE CHECK ONE: |_| INITIAL REPORT
                                        _
                                       |_| ANNUAL REPORT

I hold direct or indirect beneficial ownership of the securities listed below:
(PLEASE CONTINUE LIST ON PAGE TWO OF THIS REPORT OR ATTACH ADDITIONAL PAGES IF NEEDED)

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                            NUMBER OF
                            SHARES OF    BROKER/DEALER, BANK OR OTHER ENTITY
      NAME OF SECURITY       SECURITY       WITH WHICH SECURITIES ARE HELD
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I maintain accounts of securities held for my direct or indirect benefit at the banks/brokers/dealers below:

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This report (i) excludes securities with respect to which I had no direct or indirect influence or control and (ii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

Date:______________        Signature:___________________________________________


                           Print Name:__________________________________________

Name:  _________________________________

Date:  __________________________________



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                          NUMBER OF
                          SHARES OF      BROKER/DEALER, BANK OR OTHER ENTITY
      NAME OF SECURITY     SECURITY         WITH WHICH SECURITIES ARE HELD
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